Exhibit 99.1

•Quarterly revenue of $82.7 million, representing an increase of 8% year-over-year.
•Second quarter gross margin of 67.4% and an increase in gross profit of 6% year-over-year.
•Active Buyers of 1.7 million and Orders of 1.8 million in Q2 2023, representing a decrease of 0.8% and an increase of 5%, respectively, year-over-year.
•Continued to grow its Resale-as-a-Service (RaaS) offering, launching a dozen new resale programs in Q2 with brands including American Eagle, TOMS, and The Container Store.
•Published second annual Impact Report for 2022, outlining the company’s environmental, social, and governance strategy and progress made against ESG initiatives.
Oakland, CA — August 8, 2023 — ThredUp Inc. (Nasdaq: TDUP) (LTSE: TDUP), one of the largest online resale platforms for apparel, shoes, and accessories, announced today its financial results for the second quarter ended June 30, 2023.
"As we enter our third year as a public company, we're proud of our strong Q2 results," said thredUP CEO and co-founder James Reinhart. "Our performance demonstrates both the management team’s ability to forecast and manage the business amid a dynamic consumer environment as well as the sound strategy behind key company initiatives that have powered our growth and margin expansion."
Second Quarter 2023 Financial Highlights
•Revenue: Total revenue of $82.7 million, an increase of 8% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $55.7 million, representing an increase of 6% year-over-year. Gross margin was 67.4% as compared to 68.9% for the second quarter 2022.
•Net Loss: Net loss was $18.8 million, or a negative 22.7% of revenue, for the second quarter 2023, compared to a net loss of $28.4 million, or a negative 37.2% of revenue, for the second quarter 2022.
•Adjusted EBITDA Loss and EBITDA Loss Margin1: Adjusted EBITDA loss was $5.0 million, or a negative 6.1% of revenue, for the second quarter 2023, compared to an Adjusted EBITDA loss of $13.5 million, or a negative 17.7% of revenue, for the second quarter 2022.
•Active Buyers and Orders: Active Buyers of 1.7 million and Orders of 1.8 million, representing a decrease of 0.8% and an increase of 5%, respectively, over the comparable quarter last year.
1 Adjusted EBITDA loss and Adjusted EBITDA loss margin are non-GAAP measures. See “Reconciliation of GAAP to Non-GAAP Financial Measures” for a detailed reconciliation of Adjusted EBITDA loss to the most directly comparable GAAP measure and “Non-GAAP Financial Measures” for a discussion of why we believe these non-GAAP measures are useful.

Recent Business Highlights
•Resale-as-a-Service® (“RaaS®”): thredUP continued to grow its RaaS client roster, launching a dozen new resale programs in Q2 with brands including American Eagle, TOMS, and The Container Store.
•Published Second Annual Impact Report: thredUP released its second annual Impact Report in July 2023. The report outlines the company's business and brand-aligned environmental, social, and governance (ESG) strategy and details the progress made across initiatives in 2022 against SASB and GRI disclosure frameworks. Read the report here https://ir.thredup.com/impact-at-thredUp
•Announced dual-listing on LTSE: thredUP announced that it listed its Class A common stock on the Long-Term Stock Exchange (LTSE) in a dual listing. LTSE’s principles-based listing standards require listed companies to detail and publish policies on their website that offer stakeholders insight into how a company builds its business for the long term. By listing on LTSE, thredUP is affirming its strategic alignment with long-term shareholders, employees, customers, and communities within a public market designed to promote sustainability, resilience, and long-term value creation.
•Named to TIME100's Most Influential Companies of 2023: thredUP was recognized for its impact by being named to TIME100's Most Influential Companies of 2023, which highlights companies making an extraordinary impact.
•Partnered with "Barbie" Costume Designer: thredUP partnered with "Barbie" costume designer Jacqueline Durran to launch an exclusive shopping experience that makes it easy for #Barbiecore fans to participate in summer's hottest trend in a more sustainable way.
Financial Outlook
For the third quarter 2023, thredUP expects:
•Revenue in the range of $82.0 million to $84.0 million
•Gross margin in the range of 66.5% to 68.5%
•Adjusted EBITDA loss margin in the range of 6.5% to 4.5%
For the fourth quarter 2023, thredUP expects:
•Revenue in the range of $84.5 million to $86.5 million
•Gross margin in the range of 64.5% to 66.5%
•Breakeven Adjusted EBITDA margin
For the full fiscal year 2023, thredUP expects:
•Revenue in the range of $325.0 million to $329.0 million
•Gross margin in the range of 66.5% to 67.5%
•Adjusted EBITDA loss margin in the range of 5.5% to 4.5%
Conference Call and Webcast Information
•The live and archived webcast and all related earnings materials will be available at thredUP’s investor relations website: ir.thredup.com/news-events/events-and-presentations.

ThredUp Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	June 30, 2023	December 31, 2022
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$51,073	$38,029
Marketable securities	25,856	66,902
Accounts receivable, net	3,782	4,669
Inventory	20,362	17,519
Other current assets	8,238	7,076
Total current assets	109,311	134,195
Operating lease right-of-use assets	45,265	46,153
Property and equipment, net	93,786	92,482
Goodwill	11,756	11,592
Intangible assets	9,346	10,499
Other assets	6,867	7,027
Total assets	$276,331	$301,948
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,780	$7,800
Accrued and other current liabilities	43,334	50,155
Seller payable	19,471	16,166
Operating lease liabilities, current	5,834	6,413
Current portion of long-term debt	3,830	3,879
Total current liabilities	81,249	84,413
Operating lease liabilities, non-current	47,356	48,727
Long-term debt, net of current portion	23,928	25,788
Other non-current liabilities	3,200	3,019
Total liabilities	155,733	161,947
Commitments and contingencies
Stockholders’ equity:
Common stock	11	10
Additional paid-in capital	569,780	551,852
Accumulated other comprehensive loss	(3,013)	(4,234)
Accumulated deficit	(446,180)	(407,627)
Total stockholders’ equity	120,598	140,001
Total liabilities and stockholders’ equity	$276,331	$301,948

ThredUp Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
	(in thousands, except per share amounts)
Revenue:
Consignment	$53,415	$48,536	$99,894	$95,971
Product	29,243	27,885	58,686	53,145
Total revenue	82,658	76,421	158,580	149,116
Cost of revenue:
Consignment	9,580	10,218	18,800	20,267
Product	17,346	13,555	32,955	25,973
Total cost of revenue	26,926	23,773	51,755	46,240
Gross profit	55,732	52,648	106,825	102,876
Operating expenses:
Operations, product, and technology	39,771	43,961	78,118	83,122
Marketing	18,643	19,640	35,513	36,618
Sales, general, and administrative	16,030	17,380	32,089	32,044
Total operating expenses	74,444	80,981	145,720	151,784
Operating loss	(18,712)	(28,333)	(38,895)	(48,908)
Interest expense	721	238	798	661
Other income, net	(685)	(181)	(1,161)	(484)
Loss before provision for income taxes	(18,748)	(28,390)	(38,532)	(49,085)
Provision for income taxes	12	9	21	22
Net loss	$(18,760)	$(28,399)	$(38,553)	$(49,107)
Loss per share, basic and diluted	$(0.18)	$(0.29)	$(0.37)	$(0.50)
Weighted-average shares used in computing loss per share, basic and diluted	103,905	99,331	102,911	98,979

ThredUp Inc.
Condensed Consolidated Statements of Comprehensive Loss
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
	(in thousands)
Net loss	$(18,760)	$(28,399)	$(38,553)	$(49,107)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(236)	(2,333)	308	(3,041)
Unrealized gain (loss) on available-for-sale securities	303	(254)	913	(1,256)
Total other comprehensive income (loss)	67	(2,587)	1,221	(4,297)
Total comprehensive loss	$(18,693)	$(30,986)	$(37,332)	$(53,404)

ThredUp Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended
	June 30, 2023	June 30, 2022
	(in thousands)
Cash flows from operating activities:
Net loss	$(38,553)	$(49,107)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,517	6,678
Stock-based compensation expense	17,019	13,581
Reduction in carrying amount of right-of-use assets	3,177	2,905
Other	291	1,138
Changes in operating assets and liabilities:
Accounts receivable, net	916	682
Inventory	(2,670)	(4,703)
Other current and non-current assets	(699)	(4,799)
Accounts payable	177	1,954
Accrued and other current liabilities	(1,750)	749
Seller payable	3,301	3,465
Operating lease liabilities	(4,240)	2,602
Other non-current liabilities	(325)	20
Net cash used in operating activities	(14,839)	(24,835)
Cash flows from investing activities:
Purchases of marketable securities	(7,878)	(3,475)
Maturities of marketable securities	49,479	26,294
Purchases of property and equipment	(12,292)	(27,583)
Net cash provided by (used in) investing activities	29,309	(4,764)
Cash flows from financing activities:
Repayment of debt	(2,000)	(4,000)
Proceeds from issuance of stock-based awards	2,136	3,147
Payment of withholding taxes on stock-based awards	(1,885)	(1,479)
Net cash used in financing activities	(1,749)	(2,332)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	324	(521)
Net change in cash, cash equivalents, and restricted cash	13,045	(32,452)
Cash, cash equivalents, and restricted cash, beginning of period	44,051	91,840
Cash, cash equivalents, and restricted cash, end of period	$57,096	$59,388

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
	(in thousands)
Net loss	$(18,760)	$(28,399)	$(38,553)	$(49,107)
Interest expense	721	238	798	661
Provision for income taxes	12	9	21	22
Depreciation and amortization	4,836	3,407	8,517	6,678
Stock-based compensation expense	7,628	10,058	17,019	13,581
Acquisition-related expenses	—	70	—	274
Severance and other	551	1,076	551	1,387
Non-GAAP Adjusted EBITDA loss	$(5,012)	$(13,541)	$(11,647)	$(26,504)
Total revenue	82,658	76,421	158,580	149,116
Non-GAAP Adjusted EBITDA loss margin	(6.1)%	(17.7)%	(7.3)%	(17.8)%

Investors
ir@thredup.com
Media
media@thredup.com
About thredUP
thredUP is transforming resale with technology and a mission to inspire a new generation of consumers to think secondhand first. By making it easy to buy and sell secondhand, thredUP has become one of the world's largest online resale platforms for apparel, shoes and accessories. Sellers love thredUP because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers love shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems and data science expertise. With thredUP’s Resale-as-a-Service, some of the world's leading brands and retailers are leveraging our platform to deliver customizable, scalable resale experiences to their customers. thredUP has processed over 172 million unique secondhand items from 55,000 brands across 100 categories. By extending the life cycle of clothing, thredUP is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the third and fourth quarters and full year of 2023; statements about future operating results and our long term growth; the momentum of our business; the growth rates in the markets in which we compete; the impact of inflationary pressures, increased interest rates and general global economic uncertainty on consumer behavior and our business; our investments in technology and infrastructure; our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions, investments or restructuring activities; the success and expansion of our RaaS® model and the timing and plans for future RaaS® clients; and our ability to attract new Active Buyers.
More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing thredUP’s views as of any date subsequent to the date of this press release.

Additional information regarding these and other factors that could affect thredUP's results is included in thredUP’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Operating Metrics
An Active Buyer is a thredUP buyer who has made at least one purchase in the last twelve months. A thredUP buyer is a customer who has created an account and purchased in our marketplaces, including through our RaaS® clients. A thredUP buyer is identified by a unique email address and a single person could have multiple thredUP accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplaces, including through our RaaS® clients, in a given period, net of cancellations.
Non-GAAP Financial Measures
This press release and the accompanying tables contain non-GAAP financial measures: Adjusted EBITDA loss and Adjusted EBITDA loss margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA loss and Adjusted EBITDA loss margin, non-GAAP measures, are useful in evaluating our operating performance. We use Adjusted EBITDA loss and Adjusted EBITDA loss margin to evaluate and assess our operating performance and the operating leverage in our business, and for internal planning and forecasting purposes. We believe that Adjusted EBITDA loss and Adjusted EBITDA loss margin, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Adjusted EBITDA loss and Adjusted EBITDA loss margin are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP measures used by other companies.
A reconciliation is provided above for Adjusted EBITDA loss to net loss, the most directly comparable financial measure stated in accordance with GAAP. We calculate Adjusted EBITDA loss as net loss adjusted to exclude, where applicable in a given period, interest expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, acquisition-related expenses, and severance and other.
Investors are encouraged to review our results determined in accordance with GAAP and the reconciliation of Adjusted EBITDA loss to net loss. thredUP is not providing a quantitative reconciliation of forward-looking guidance of Adjusted EBITDA loss to net loss because certain items are out of thredUP’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, depreciation and amortization, stock-based compensation expense, change in fair value of convertible preferred stock warrant liability and provision for income taxes. Accordingly, a reconciliation for Adjusted EBITDA loss in order to calculate forward-looking Adjusted EBITDA loss margin is not available without unreasonable effort. However, for the third and fourth quarters of 2023 and full year 2023, depreciation and amortization is expected to be $4.5 million, $4.5 million and $17.5 million, respectively. In addition, for the third and fourth quarters of 2023 and full year 2023, stock-based compensation expense is expected to be $7.3 million, $7.3 million and $31.6 million, respectively. These items are uncertain, depend on various factors, and could result in projected net loss being materially less than is indicated by the currently estimated Adjusted EBITDA loss margin.